Exhibit 99.1

DT Asia Investments Limited Announces Increase in Trust Account if Extension is Obtained

NEW YORK, NEW YORK, March 24, 2016 (BUSINESS WIRE) -- DT Asia Investments Limited (NASDAQ: CADT; CADTW; CADTU; CADTR) (“DT Asia”) today announced that it has been advised by its sponsor, DeTiger Holdings Limited (“Sponsor”), that the Sponsor may contribute to DT Asia $0.06 for each public share that is not redeemed by its shareholders (the “Contribution”) in connection with a special meeting in lieu of the 2016 annual meeting of shareholders to be held by DT Asia on March 31, 2016 to, among other things, extend the date by which DT Asia must complete its initial business combination (the “Extension”). Upon receipt of the Contribution, the Company will deposit such funds into its trust account, which will increase the pro rata portion of the funds available in the trust account in the event of the consummation of the Company’s initial business combination or liquidation from approximately $10.20 per share to approximately $10.26 per share. The Contribution is a condition to the implementation of the Extension and DT Asia will not implement the Extension if it does not receive the Contribution.

Additional information relating to the Contribution, the Extension and related matters can be found in the definitive proxy statement filed by DT Asia with the U.S. Securities and Exchange Commission (the “SEC”) on March 7, 2016 and the supplement to the definitive proxy statement filed by DT Asia with the SEC on March 24, 2016.

About DT Asia

DT Asia is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. DT Asia’s units, ordinary shares, rights and warrants are currently listed on the Nasdaq Capital Market under the symbols “CADTU,” “CADT,” “CADTR” and “CADTW,” respectively.

Additional Information

DT Asia has filed with the SEC a definitive proxy statement in connection with the Extension and other matters and, beginning on March 8, 2016, mailed the definitive proxy statement and other relevant documents to DT Asia’s shareholders as of the February 29, 2016 record date for the special meeting. DT Asia shareholders and other interested persons are advised to read the definitive proxy statement and any other relevant documents (including the supplement to the definitive proxy statement, dated March 24, 2016) that have been or will be filed with the SEC in connection with DT Asia’s solicitation of proxies for the special meeting because these documents will contain important information about DT Asia, the Contribution, the Extension and related matters. Stockholders may also obtain a free copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC (including the supplement to the definitive proxy statement, dated March 24, 2016), without charge, at the SEC's website located at www.sec.gov or by directing a request to Morrow & Co., LLC, DT Asia’s proxy solicitor, at (800) 662-5200 (banks and brokers can call collect at (203) 658-9400) or at CADTinfo@morrowco.com.

Participants in the Solicitation

DT Asia and its directors and executive officers may be deemed to be participants in the solicitations of proxies from the DT Asia’s shareholders in respect of the Extension and the other matters set forth in the definitive proxy statement. Information regarding DT Asia’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, is contained in DT Asia’s definitive proxy statement for the Extension, which has been filed with the SEC.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that DT Asia expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “may,” “believe” and “expect.” These statements are based on certain assumptions and analyses made by DT Asia in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Actual results may differ materially from those expressed herein due to many factors such as, but not limited to, the ability of DT Asia to obtain shareholder approval for the Extension and related matters, the ability of the Sponsor to make the Contribution, the ability of DT Asia to consummate an initial business combination, and the risks identified in DT Asia's prior and future filings with the SEC (available at www.sec.gov), including DT Asia's definitive proxy statement filed in connection with the Extension (and the supplement to the definitive proxy statement, dated March 24, 2016) and DT Asia's final prospectus dated September 30, 2014. These statements speak only as of the date they are made and DT Asia undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this press release.

Contacts:

DT Asia Investments Limited

Emily Tong, Chairman of the Board

or

Stephen N Cannon, Chief Executive Officer

Investorrelations@DTAsiaInvest.com

Investor Relations:

The Equity Group Inc.

Lena Cati, Vice President

212-836-9611

lcati@equityny.com